Exhibit 99.1

Texas Pacific Land Corporation Announces Chris Steddum to Succeed

Robert Packer as Chief Financial Officer

Stephanie Buffington to Assume New Role of Chief Accounting Officer

Deloitte & Touche LLP is Selected as the Company’s Independent Registered Public Accounting Firm

DALLAS, TX – APRIL 7, 2021 – Texas Pacific Land Corporation (NYSE: TPL) (the “Company” or “TPL”) today announced that, effective May 31, 2021, Chief Financial Officer Robert Packer will retire after a distinguished 10-year career with the Company. Chris Steddum, TPL’s current Vice President, Finance and Investor Relations, will succeed Mr. Packer as the Company’s Chief Financial Officer. The Company has also appointed Stephanie Buffington, TPL’s current Vice President, Accounting, to the newly created role of Chief Accounting Officer. Both appointments will become effective on June 1, 2021. Mr. Packer will serve as an advisor to the Company through the end of the year to ensure a smooth transition.

“On behalf of all of us at TPL, I want to thank Robert for his exceptional service to our Company over the last decade,” said Tyler Glover, TPL’s Chief Executive Officer. “In his role, Robert has been essential in helping TPL achieve many transformational growth milestones, from the formation of our Texas Pacific Water Resources business in 2017 to TPL’s recent reorganization from a business trust structure to a Delaware corporation. He has played an integral role across all facets of our evolving business and displayed an unwavering commitment to TPL’s success. We are all deeply grateful for Robert’s contributions and wish him nothing but the best as he enjoys his well-deserved retirement.”

“It has been my honor and pleasure to be a part of the TPL story over the past ten years, and I am tremendously proud of all that we have accomplished – previously as Texas Pacific Land Trust and now as Texas Pacific Land Corporation,” said Mr. Packer. “While I always envisioned retiring at this time in my life to spend more time with my family, the completion of our reorganization provided a natural opportunity to hand the reins over to Chris and Stephanie, two impressive individuals who have the skill, passion and financial expertise to protect TPL’s storied legacy and take TPL to new heights. I will stay on the next several months to ensure a smooth transition, but I am confident in their ability to continue TPL’s strong success.”

Chris Steddum brings extensive corporate and sell-side experience within the oil and gas industry. Mr. Steddum has served as TPL’s Vice President, Finance and Investor Relations since 2019, leading TPL’s investor relations activities and financial analysis of development opportunities across TPL’s oil and gas royalties, surface, water resources and renewables businesses. Prior to joining TPL, Mr. Steddum held investment banking roles at Stifel Financial Corporation, where he most recently headed Energy Sponsors Coverage, as well as for GMP Securities’ Oil & Gas Group and Credit Suisse Securities’ Global Energy Group. While at Stifel, Mr. Steddum served as a lead strategic advisor to TPL as it underwent its corporate reorganization, and he advised TPL on multiple M&A transactions including surface acreage and royalty assets acquisitions and divestitures.

Stephanie Buffington will work closely with Mr. Steddum in her new role of Chief Accounting Officer and brings over 20 years of public company experience as a results-driven senior accounting professional. As a certified public accountant, Ms. Buffington has a wealth of experience leading complex accounting initiatives for public oil and gas, real estate, and insurance companies, particularly those undergoing constant change, and she is a proven leader in aligning accounting processes with evolving organizational needs. Prior to joining TPL in 2017, Ms. Buffington served as Vice President of Financial Reporting for Monogram Residential Trust, Inc., SEC Controller for Behringer Harvard and Director of Financial Reporting for Tarragon Corporation.

In addition to these leadership changes, TPL also announced that it has retained Deloitte & Touche LLP (“Deloitte”) to serve as its Independent Registered Public Accounting Firm for the calendar year ending in 2021. The Company’s long time auditors Lane Gorman Trubitt, LLC informed the Company that the firm would not stand for re-election. The Company’s Audit Committee conducted an extensive selection process which included evaluating factors such as: audit quality, technical competency, industry expertise, use of technology and methods of communication. The Audit Committee selected Deloitte from several other well qualified candidates.

About Texas Pacific Land Corporation

Texas Pacific Land Corporation is one of the largest landowners in the State of Texas with approximately 880,000 acres of land in West Texas. The Company is not an oil and gas producer, but its surface and royalty ownership allow revenue generation through the entire value chain of oil and gas development, including through fixed fee payments for use of our land, revenue for sales of materials (caliche) used in the construction of infrastructure, providing sourced water and treated produced water, revenue from our oil and gas royalty interests, and revenues related to saltwater disposal on our land. The Company also generates revenue from pipeline, power line and utility easements, commercial leases, material sales and seismic and temporary permits related to a variety of land uses including midstream infrastructure projects and hydrocarbon processing facilities.

Visit TPL at www.texaspacific.com.

Contact

(214) 969-5530

Chris Steddum

Vice President, Finance and Investor Relations

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Cautionary Statement Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on TPL’s beliefs, as well as assumptions made by, and information currently available to, TPL, and therefore involve risks and uncertainties that are difficult to predict. Generally, future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” and the words “believe,” “anticipate,” “continue,” “intend,” “expect” and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the Corporate Reorganization and other references to strategies, plans, objectives, expectations, intentions, assumptions, future operations and prospects and other statements that are not historical facts. You should not place undue reliance on forward-looking statements. Although TPL believes that plans, intentions and expectations, including those regarding the Corporate Reorganization, reflected in or suggested by any forward-looking statements made herein are reasonable, TPL may be unable to achieve such plans, intentions or expectations and actual results, and performance or achievements may vary materially and adversely from those envisaged in this news release due to a number of factors including, but not limited to: an inability to achieve some or all of the expected benefits of the Corporate Reorganization and distribution; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Corporate Reorganization; the potential impacts of COVID-19 on the global and U.S. economies as well as on TPL’s financial condition and business operations; the initiation or outcome of potential litigation; and any changes in general economic and/or industry specific conditions. These risks, as well as other risks associated with TPL and the Corporate Reorganization are also more fully discussed in a Current Report on Form 8-K filed by TPL with the SEC on December 31, 2020, which includes an information statement describing the Corporate Reorganization and the distribution in more detail. You can access TPL’s filings with the SEC through the SEC website at www.sec.gov and TPL strongly encourages you to do so. Except as required by applicable law, TPL undertakes no obligation to update any forward-looking statements or other statements herein for revisions or changes after this communication is made.

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